Exhibit 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of U.S. MEDSYS CORP. (the “Company”) on Form 10-KSB for the period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony Rubino , Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 15, 2005

/s/ Anthony Rubino
Anthony Rubino Principal Accounting Officer